EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

AVI BioPharma, Inc.

We consent to the incorporation by reference in the registration statement Nos. 333-86778, 333-105412, 333-10915, 333-68502, 333-45888, 333-93135 and 333-86039 on Forms S-3 and Nos. 333-101826, 333-49996, 333-49994 and 333-34047 on Forms S-8 of AVI BioPharma, Inc. of our report dated March 16, 2007, with respect to the balance sheets of AVI BioPharma, Inc. (an Oregon corporation in the development stage) as of December 31, 2006 and 2005 and the related statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of AVI BioPharma, Inc.

As discussed in Note 2 to the financial statements, effective January 1, 2006, AVI BioPharma, Inc. adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/ KPMG LLP

Portland, Oregon,
March 16, 2007